[LANGER LOGO]

CONTACT:          W. Gray Hudkins
                  Chief Operating Officer
                  (631) 667-1200, ext. 226

                  Joseph P. Ciavarella
                  Vice President and
                  Chief Financial Officer
                  (631) 667-1200, ext. 233

FOR IMMEDIATE RELEASE
---------------------

                    LANGER, INC. REPORTS 3RD QUARTER RESULTS

         WARREN B. KANDERS APPOINTED CHAIRMAN OF THE BOARD OF DIRECTORS

           W. GRAY HUDKINS JOINS AS PERMANENT CHIEF OPERATING OFFICER

         Deer Park, New York - November 15, 2004- Langer, Inc. (NASDAQ:GAIT,
"Langer" or the "Company") today announced financial results for the third quarter ended September 30, 2004. Langer also announced that Mr. Warren B.
Kanders has been appointed as Chairman of the Board of Directors and that W.
Gray Hudkins, previously appointed as Acting Chief Operating Officer, has joined the Company as the permanent Chief Operating Officer.

         Reporting its operating results, Langer announced net sales for the three months ended September 30, 2004 of $6,285,384 compared to net sales of
$6,332,684, or a 1% decline, for the comparable prior year period. Net sales for the nine months ended September 30, 2004 were $18,596,823, or a 2% increase compared to net sales of $18,282,606 for the prior comparable period in 2003.
Net income for the three months ended September 30, 2004 was $43,868 or $.01 per fully diluted share, as compared to the year-ago level of $49,469, or $.01 per fully diluted share. For the nine months ended September 30, 2004, Langer reported a net loss of $97,729, or $.02 per fully diluted share, as compared to a net loss of $182,311 or $.04 per fully diluted share for the comparable period in 2003.

                           1 of 4

         For the third quarter, the Company's gross profit margin increased to
36.3% versus 35.0% for the comparable prior year period. The gross profit margin for the nine months ended September 30, 2004 increased to 35.7% versus 34.5% for the comparable prior year period. Gross profit margin increases were primarily attributable to manufacturing efficiency improvements, including decreased labor costs and lower production overhead expenses.

         Selling expenses for the third quarter were $790,038, or 12.6% of net sales, as compared to $783,423, or 12.4% of net sales, for the comparable prior year period. Selling expenses for the nine months ended September 30, 2004 were
$2,384,172 or 12.8% of net sales compared to $2,333,850, also 12.8% of net sales, for comparable prior year period. Selling expenses as a percentage of sales remained constant as a result of cost controls related to sales and marketing activities.

         General and administrative expenses for the third quarter were approximately $1,259,016, or 20.0% of net sales, compared to $1,206,363, or
19.0% of net sales, for prior year. General and administrative expenses year-to-date were $3,777,039, or 20.3% of net sales, versus $3,565,550, or 19.5%
of net sales, for the comparable prior year period. General and administrative expenses increased slightly due to Sarbanes-Oxley compliance costs as well as investments in our operating infrastructure.

         Andrew H. Meyers, Langer's President and Chief Executive Officer, said,
"Our pricing initiatives and cost containment measures are beginning to show positive results as we continue to pursue margin enhancement opportunities to enhance future financial results."

         Langer also announced that Warren B. Kanders has joined the Board of
Directors of Langer and been appointed Chairman. Mr. Kanders became the controlling stockholder of Langer in connection with the change of control transaction in February 2001.

         Commenting on the appointment of Mr. Kanders as Chairman, Mr. Meyers said, "We are thrilled to have Warren join the Board as Chairman. Since 2001 when we initially invested in Langer, Warren has provided significant strategic advice and guidance to management. Warren brings to Langer extensive experience investing in and building public companies through acquisition programs and we are pleased to have him increase his involvement in the Company as we embark on this next phase of our growth."

         Mr. Kanders said of his appointment as Chairman of the Board, "We believe the Silipos acquisition marked a significant step in the development of the Company as it increases our product offerings, improves our distribution capabilities, and provides scale that is important to continue our development as a platform for future acquisitions. I look forward to working with the Langer

                           2 of 4

management team to grow the Company's business through our stated strategy of growth both organically as well as through targeted acquisitions."

         Langer, Inc., together with its wholly owned subsidiary Silipos Inc., is a leading provider of high quality medical products targeting the orthopedic, orthotic and prosthetic markets. In addition, the Company offers a diverse line of skincare products for the medical and therapeutic markets. The Company sells its products primarily in the U.S. and Canada as well as in more than 30 other countries to national, regional, international and independent medical distributors and directly to healthcare professionals. Langer is based in Deer
Park, New York and has additional manufacturing facilities in Niagara Falls, NY,
Brea, California, Montreal, Canada, Stoke-on-Trent, UK as well as sales and marketing offices in Toronto, Canada and New York, New York.

         Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future"
and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and
Exchange Commission, including the Company's Registration Statement on Form S-
3, its 2003 Form 10-K and most recently filed Form 10-Qs and Form 8-Ks.

                           3 of 4

                                  LANGER, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                       SEPTEMBER 30,
                                                                  2004            2003            2004               2003
                                                            --------------- ---------------  ---------------- -----------------

      Net sales                                              $  6,285,384    $  6,332,684     $  18,596,823     $  18,282,606
      Cost of sales                                             4,007,133       4,113,520        11,957,703        11,981,180
                                                            --------------- ---------------  ---------------- -----------------
         Gross profit                                           2,278,251       2,219,164         6,639,120         6,301,426

      Selling expenses                                            790,038         783,423         2,384,172         2,333,850
      General and administrative expenses                       1,259,016       1,206,363         3,777,039         3,564,550
                                                            --------------- ---------------  ---------------- -----------------
         Operating income                                         229,197         229,378           477,909           403,026
                                                            --------------- ---------------  ---------------- -----------------

      Other income (expense):
      Interest income                                              47,347          33,462           135,715           111,235
      Interest expense                                           (196,689)       (205,725)         (602,860)         (628,606)
      Other                                                         2,013          30,454             4,507            58,684
                                                            --------------- ---------------  ---------------- -----------------

         Other expenses, net                                     (147,329)       (141,809)         (462,638)         (458,687)
                                                            --------------- ---------------  ---------------- -----------------
       Income (loss) before provision for income taxes             81,868          87,569            15,271           (55,661)
      Provision for income taxes                                   38,000          38,100           113,000           126,650
                                                            --------------- ---------------  ---------------- -----------------
         Net income (loss)                                   $     43,868      $   49,469       $   (97,729)      $  (182,311)
                                                           =============== ===============  ================ =================

      Weighted average number of common shares used
       in computation of net income
         (loss) per share:
             Basic                                              4,380,851       4,377,255         4,380,707         4,372,525
                                                            =============== ===============  ================ =================
             Diluted                                            4,748,812       4,625,874         4,380,707         4,372,525
                                                            =============== ===============  ================ =================

      Net income (loss) per common share:
             Basic                                              $     .01       $     .01         $    (.02)       $     (.04)
                                                            =============== ===============  ================ =================
             Diluted                                            $     .01      $      .01         $    (.02)       $     (.04)
                                                            =============== ===============  ================ =================

                           4 of 4